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                                                                    EXHIBIT 99.5


[SENTRY LIFE INSURANCE COMPANY LOGO]
                                                   VARIABLE ANNUITY APPLICATION
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1. ANNUITANT


Name_______________________________________________               Soc. Sec. No.______________________________________
Address____________________________________________               Date of Birth______________________________________
City__________________State___________Zip__________               Sentry Employee?   / /  Yes   / /  No     Male / /

Income Date. The first day of_____________,________                  Spouse?         / /  Yes   / /  No   Female / /
                                  (Month)   (Year)

2. CONTRACT OWNER (Complete only if different from Annuitant.)    Date of Birth______________________________________
Name______________________________________________                Soc. Sec. No.______________________________________
Address___________________________________City_____________________State_____________________Zip ____________________
Contingent Owner_____________________________________________________________________________________________________

3. BENEFICIARIES (Show full name[s], relationship[s] and percentage each is to receive.)
Primary Beneficiary________________________________________   Relationship___________________________  _____________%
Contingent Beneficiary_____________________________________   Relationship___________________________  _____________%

4. PURCHASE PAYMENTS                                         PURCHASE PAYMENT ALLOCATION
Initial Purchase Payment $_____________________              Liquid Asset Portfolio..................  ___________ %
Planned Subsequent Purchase Payments* $________              Growth Portfolio........................  ___________ %
Bill Me:_______ Monthly_______ Qtrly_____ Annually           Limited Maturity Bond Portfolio ........  ___________ %
                                                             Balanced Portfolio .....................  ___________ %
                                                                                   TOTAL ALLOCATION             100%

* Subsequent purchase payments will                                                Total allocation must equal 100%
be allocated as shown unless other directed.

5. PLAN TYPE (CHECK AS MANY BOXES AS APPLY.)

/ /  Non-Qualified Annuity                    / / Qualified Retirement Annuity
/ /  1035 Transfer (Non-Qualified only)              / / TSA (Tax Sheltered Annuity)
                                                     / / IRA
Cost Basis of contract being replaced $______              / /  New IRA             Tax Contribution Year 19___
Original date of contract being replaced_____              / /  Rollover IRA        / / Transfer IRA
                                                           / /  SEP IRA (Please attach form 5305-SEP)

6.a. Make Check Payable To:                              6.b. TELEPHONE OR TELEGRAM EXCHANGE PRIVILEGE
      SENTRY LIFE INSURANCE COMPANY                           / / The undersigned Contract Owner hereby
                                                                  elects the  Telephone or Telegram Exchange Privilege and agrees to the terms and condtions as described on the reverse side
     Send Check With Application To:                              of this application.
       ANNUITY SERVICE OFFICE
       P.O. Box 867
       STEVENS POINT, WI  54481

7. SPECIAL REQUESTS

8. ANNUITANT REQUESTS STATEMENT OF ADDITIONAL INFORMATION.     / /  Yes   / /   No

9. IS THE ANNUITY APPLIED FOR INTENDED TO REPLACE OR CHANGE ANY EXISTING LIFE INSURANCE OR ANNUITY?     / /  Yes  / /   No

10. I (WE) ACKNOWLEDGE RECEIPT OF THE CURRENT PROSPECTUS OF SENTRY VARIABLE ACCOUNT II AND NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST. PAYMENTS AND VALUES PROVIDED BY THE CONTRACT FOR WHICH APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. I (WE) CERTIFY UNDER PENALTIES OF PERJURY THAT THE ABOVE SOCIAL SECURITY NUMBER IS CORRECT.

This application has been signed in______________________________________________________,______________________________________
                                                             (City)                                (State)

on___________________________________ month ________________________________________ day  19____________________________________

Signature                                                                             Signature of
of Annuitant________________________________________________________________________  Contract Owner____________________________
(Owner unless otherwise indicated)                                                    (If other than Annuitant)

11. AGENT'S REPORT
Will the annuity replace an existing life insurance                If Yes, indicate type of contract:           / /  Life Insurance
or annuity contract?   / /Yes   / /  No                            (Submit any required replacement forms.)     / /  Annuity


Signature of Agent____________________________________   Phone Number (______ )___________________________________________
Print Agent Name / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / Sales Code  / / / / / / / / / / / / / /
Name of Broker Dealer______________________________________________________________________________________________________
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                           TAX SHELTERED ANNUITIES
                                 403(b) TSA
                        PARTICIPANT'S ACKNOWLEDGEMENT

I have entered into a salary reduction agreement (as defined in Internal Revenue Code Section 402(g)(3)(C) with my employer. Under that agreement, contributions will be made to a retirement plan which receives favorable tax treatment under Section 403(b) of the Internal Revenue Code. The retirement plan is funded by a variable annuity contract issued by Sentry Life Insurance Company.

I hereby acknowledge that I understand the restrictions on redemption imposed by Section 403(b)(11) of the Internal Revenue Code on the contributions made to a Section 403(b) retirement plan and the earnings thereon. I also acknowledge that I understand that there may be other investment alternatives available under my employer's Section 403(b) arrangement to which I may elect to transfer by contract value.

I have received a current prospectus for the variable annuity contract which funds my 403(b) retirement plan, and acknowledge that it includes an explanation of the withdrawal restrictions imposed by the Internal Revenue Code.

______________________________________________________
Name of Participant (Please Print)

______________________________________________________    ____________________
Signature of Participant                                  Date

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                        TELEPHONE EXCHANGE PRIVILEGE

The Contract Owner hereby authorizes Sentry Life Insurance company to honor telephone instructions to effect a transfer of all or part of the Contract Values between Eligible Mutual Fund(s) or Portfolio(s) of the Contract, subject to the minimums stated in the contract provisions.

The Company will employ reasonable procedures to confirm that telephone transfer requests are legitimate. The Company will not be liable for complying with telephone transfer request it believe to be legitimate and for which it followed reasonable procedures to ensure legitimacy. Sentry Life Insurance Company reserves the right to reject any telephone instruction. The Contract owner understands and agrees that this exchange privilege is for the convenience of the Contract Owner and may be suspended or revoked for any reason at anytime without prior notice.
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                    INSTRUCTIONS FOR TELEPHONE EXCHANGES

When you wish to effect an exchange in your account, telephone the Annuity Service Office toll free at 1(800)533-7827. Be prepared to state the name of the account, your account number and your social security number.

If your telephone call is received on any business day BEFORE 3:00 P.M. CENTRAL TIME, the exchange of accumulation units will be made on the basis of the Valuation period as of the close of that same day. If your telephone call is received AFTER 3:00 P.M. cENTRAL tIME, the exchange of accumulation units will be made on the basis of the Valuation Period NEXT FOLLOWING the day your telephone call was received.